Announcement of Agreement to Acquire DenTek November 23, 2015 Exhibit 99.2

Investor Presentation 2 This presentation contains “forward - looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward - looking statements” generally can be identified by the use of forward - looking terminology such as “will,” “would,” “expect,” “plan,” “continue,” “anticipate” (or the negative or other derivatives of each of these terms) or similar terminology. The “forward - looking statements” include, without limitation, statements regarding the expected timing for consummating the acquisition, the acquisition’s impact on revenues, adjusted EBITDA, leverage and shareholder value, the impact of the acquisition on the Company’s portfolio of brands and growth, the Company’s expected financing, the rate of growth of the specialty oral care category, and the success of the Company’s strategy of acquiring, integrating and building brands. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those in the forward - looking statements as a result of a variety of factors, including satisfaction of the closing conditions, including approval under the Hart - Scott Rodino Antitrust Improvements Act, general economic and business conditions, our ability to successfully integrate the DenTek brands and supply chain, regulatory matters, competitive pressures, unexpected costs, or liabilities and disruptions resulting from the integration. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10 - K for the year ended March 31, 2015 and in Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2015. Except to the extent required by applicable securities laws, we are not under any obligation to (and expressly disclaim any such obligation to) update any forward - looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this release. Safe Harbor Disclosure

Investor Presentation 3 Agenda for Today’s Discussion  Transaction Summary  Overview  Strategic Rationale and Financial Highlights  The Road Ahead

Investor Presentation 4 Transaction Overview  Prestige Brands announced an agreement to acquire DenTek Holdings, Inc. ("DenTek") for $225 million – DenTek has Revenue of approximately $60 million – Purchase price represents approximately 9.8x DenTek’s Pro Forma Adjusted EBITDA of $23 (1) million, including expected synergies  Acquisition of DenTek creates a fifth $100 million+ Revenue platform – Adds a leading, scale brand in the attractive “Peg” merchandised section of the oral care category – Creates another $100 million+ Revenue platform, in addition to Women’s Health, Cough & Cold, Analgesics and Eye & Ear Care – Complementary to Prestige’s current oral care portfolio  Transaction is expected to be accretive to E.P.S and Free Cash Flow at closing, excluding transaction, integration and purchase accounting items  Transaction is expected to be financed with cash on hand and availability through Prestige’s existing credit facilities – Transaction is expected to add approximately 0.5x to our leverage ratio at closing – E xpect to be back at pre - acquisition leverage level in three quarters or less  Acquisition is targeted to close in the first half of calendar 2016, subject to regulatory approval (1) Pro Forma Adjusted EBITDA is a Non - GAAP financial measure and is reconciled to its most closely related GAAP financial measure in the “Non - GAAP Financial Measures” section of today’s press release

Investor Presentation 5 Leading Market Positions Across “Peg” Section of Oral Care Aisle Category Rank: Floss Products Protection and Pain Relief Accessories Interdental Brushes # 1 # 2 Source: Nielsen xAOC L - 52 weeks ending October 3, 2015

Clear Market Leader in Highly Attractive "Peg" Oral Care Section

"Peg"[(1)] Growth Drivers

- Increased focus on oral health driving **greater usage of oral care products**
- Attractive, **high "involvement" consumer**
- **Increasing spend in the section**
- **"Peg" is a major contributor to the growth of the oral care category**
- **Significant opportunity to increase household penetration**
- Meaningful opportunity **to expand oral care regimen to include "Peg" section products**

Superior Growth (Retail Sales L-52 Weeks)



9.0%
+3.7x
2.4%
Peg Section (1)
Oral Care Category

Leading Market Position[(1)]



Total Peg Retail Sales: $354
DenTek
#1

Dollar values in millions
Source: Nielsen xAOC L-52 weeks ending October 3, 2015
(1) Peg section includes: Floss Picks, Dental Guards, Interdental, Disposable Picks, Dental Repair & Wax, Floss Threaders, Dental Picks and Tongue Cleaners

Investor Presentation 6

Investor Presentation 7 DenTek Snapshot  Innovative, scale brand with a leading position in a number of the highest growth oral care categories  New product development, sales and marketing capabilities  Robust new product pipeline  Broadly distributed in the U.S. in traditional food, drug, mass and online channels  Meaningful international footprint (~15% of Revenue) growing rapidly in Europe, Canada and Latin America  Outsourced manufacturing Brand Overview Dollar values in millions Source: Nielsen xAOC L - 52 weeks ending October 3, 2015 Key Products Address Oral Care Consumer Needs

Investor Presentation 8 Clear Path for Value Creation Sales & Distribution Brand Building Regulatory / Quality Assurance ▪ Leverage Prestige's scale to expand distribution ▪ Invest meaningfully in DenTek brand and accelerate new product pipeline ▪ Leverage Prestige’s in - house capabilities to support innovation Supply Chain ▪ Identify opportunities for additional cost savings

Investor Presentation 9 Consistent With Disciplined Acquisition Strategy  Focus exclusively on consumer health brands and businesses with the following characteristics: – Brands that are broadly recognized by consumers – Scale brands that are relevant to retailers – Additive to our existing core categories – Strategically provide entry into new platforms  Financial characteristics: – Strong financial profile – Accretive to earnings and cash flow – Maintain prudent capital structure – Economics driven by potential shareholder value creation  Once acquired, Prestige leverages: – Management experience – Advertising and promotional expertise – Distribution channels – New product competency

Investor Presentation 10 Strategic and Financial Acquisition Rationale Transaction Meets Prestige’s Disciplined Strategic, Execution and Financial Acquisition Criteria  Adds another scale brand – Leading positions in highly attractive product categories – Superior growth profile with meaningful runway  Well aligned with Prestige’s outsourced operating model – Limited incremental overhead provides leverage to existing cost structure – Highly cash generative and accretive to earnings  Clear path for long - term value creation – Increased brand support and new product pipeline are key to capturing full value of the brand equity – Initial foray into related Health & Wellness categories

Investor Presentation 11 New $100MM+ Oral Care Platform ~$130 ~$120 ~$120 ~$100 ~$110 Women’s Health Cough & Cold Analgesics Eye & Ear Care Oral Care Dollar values in millions Note: Figures represent Total Revenues

Transaction Nears Objective of 85% of Portfolio Representing Invest for Growth Brands

	Invest for Growth	Manage for Cash Flow Generation
	Core OTC / International	Other OTC / Household
Pre-Acquisition Period Contribution to Portfolio:	 78%	 22%
Investment:	High	Maintain
Targeted Mix Over Time:	 ~78% ~80% ~85% Pre-Acq. Pro Forma Target	 ~22% ~20% ~15% Pre-Acq. Pro Forma Target

Source: Company data

PrestigeBrands Investor Presentation 12

Investor Presentation 13 Repeatable and Consistently Disciplined Approach to M&A Seven Acquisitions Completed in Past Six Years Platform Expansion Geographic Expansion 2010 2012 2013 2014 2011 April 2014 July 2013 April 2014 December 2011 December 2010 September 2010 November 2015 2015 North American Brands

Investor Presentation 14 Delivering Against the Drivers of Our Stated Long - Term Value - Creation Strategy High Free Cash Flow Generation Core OTC Growth Exceeding Industry Average Proven and Repeatable M&A Strategy Long - Term Value Creation Strategy

Investor Presentation 15